Exhibit 8.1

ALSTON &BIRD LLP

The Atlantic Building

950 F Street, NW

Washington, DC 20004-1404

202-756-3300

Fax:202-756-3333

www.alston.com

July 30, 2010

Rayonier Inc.

Rayonier Operating Company LLC

Rayonier TRS Holdings Inc.

Rayonier Forest Resources, L.P.

50 North Laura Street

Jacksonville, Florida 32202

Re:	Post-Effective Amendment No. 1 to Shelf Registration Statement on Form S-3 (SEC File No. 333-167011) filed with the Securities and Exchange Commission on July 30, 2010

Ladies and Gentlemen:

We have acted as counsel to Rayonier Inc., a North Carolina corporation (the “Company”), Rayonier Operating Company LLC, a Delaware limited liability company, Rayonier TRS Holdings Inc., a Delaware corporation, and Rayonier Forest Resources, L.P., a Delaware limited partnership, in connection with the filing of the above-referenced Post-Effective Amendment No. 1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). This opinion is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(8) of Regulation S-K.

You have requested our opinion concerning the accuracy of the tax discussion in the prospectus contained under the caption “Certain Federal Income Tax Consequences” in the Registration Statement

We have examined the Registration Statement and such other documents as we have considered necessary or appropriate for purposes of issuing our opinions. We also have received a certificate containing representations from an officer of the Company (the “Officer’s Certificate”). In rendering the opinions set forth below, we have relied upon those representations and the information presented in the Registration Statement and other documents without undertaking any independent verification of the accuracy or completeness of those matters.

In our review, we have assumed that each representation and all other information that we reviewed is true and correct in all material respects and will remain true and correct, that all obligations imposed by any documents on the parties have been or will be performed, that the Registration Statement and the other information fairly describes the

Atlanta • Charlotte • Dallas • Los Angeles • New York • Research Triangle • Silicon Valley • Ventura County • Washington, D.C.

Rayonier Inc.

July 30, 2010

past and expected future actions of the parties, that the Company and its subsidiaries have been and will be operated in a fashion consistent with the expectations described in the Registration Statement and the Officer’s Certificate and that we will be asked to redeliver this opinion prior to the issuance of any securities pursuant to the Registration Statement based on the facts, conditions and circumstances existing on the date of such redelivery. We have not made an independent investigation of the accuracy or completeness of those matters and have assumed that the information made available to us accurately and completely describes all material facts relevant to our opinion.

Based upon the foregoing, and subject, in all respects, to the assumptions, qualifications and limitations set forth in this opinion letter, it is our opinion that the statements in the Registration Statement under the caption “Certain Federal Income Tax Consequences,” to the extent that they constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, are correct in all material respects.

Our opinion is given as of the date hereof and is based on our interpretation of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as in effect as of the date hereof. There can be no assurance that future legislative, judicial or administrative changes or interpretations, either prospective or retroactive in application, will not adversely affect the accuracy or applicability of the conclusions set forth herein. We do not undertake to advise you as to any such future changes or interpretations unless we are specifically retained to do so. Our opinion will not be binding upon the Internal Revenue Service or the courts, and neither will be precluded from adopting a contrary position.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Alston & Bird LLP

By:	/s/ James E. Croker, Jr.
James E. Croker, Jr., Partner